Exhibit 99.3
Consent of Independent Valuation Expert

Carter Validus Mission Critical REIT II, Inc.

We hereby consent to the reference to our name and description of our role in the valuation process of certain real estate assets of Carter Validus Mission Critical REIT II, Inc. (the “Company”) in the Company’s Current Report on Form 8-K dated October 1, 2018, to be incorporated by reference in any Registration Statement on Form S-3 of the Company, including the Company’s Registration Statement on Form S-3 (SEC File No. 333-220940), and any future periodic reports that reference our name and description of our role in the valuation process of certain real estate assets of the Company as of June 30, 2018.

/s/ Robert A. Stanger & Co., Inc.
Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
October 1, 2018